SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 11, 2004

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code:	651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 5.             Other Events and Regulation FD Disclosure.

On March 11, 2004, Ecolab Inc. announced that it entered into a definitive merger agreement with Alcide Corporation of Redmond, Washington.  The merger agreement is subject to the approval by Alcide’s shareholders and other customary closing conditions, including regulatory approvals.

A copy of the News Release issued by Ecolab in connection with this Item 5 is attached as Exhibit (99), and incorporated herein by reference.

Item 7.             Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated March 11, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

		By:	/s/Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date:	March 11, 2004

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated March 11, 2004.	Filed herewith electronically.